Exhibit 99.1

Processa Pharmaceuticals Announces Pricing of $5 Million Public Offering Priced At-The- Market Under Nasdaq Rules

HANOVER, MD, January 27, 2025— Processa Pharmaceuticals, Inc. (Nasdaq: PCSA) (“Processa” or the “Company”), a clinical-stage pharmaceutical company focused on developing the next generation of chemotherapeutic drugs with improved efficacy and safety, today announced the pricing of its “reasonable best efforts” public offering with participation from the Company’s Chief Executive Officer, certain board members, and existing institutional investors of the Company, along with a healthcare focused institutional investor, consisting of 8,050,672 shares of common stock (or pre-funded warrants in lieu thereof) and accompanying Series A warrants to purchase up to 8,050,672 shares of common stock (or pre-funded warrants in lieu thereof) and Series B warrants to purchase up to 4,025,336 shares of common stock at a combined purchase price per share (and accompanying warrants) of $0.615 for the institutional investors and $0.7975 for the Company’s Chief Executive Officer and certain board members.

The Series A warrants will have an exercise price of $0.65 per share, will be exercisable beginning on the effective date of stockholder approval and will expire five years from the date of stockholder approval. The Series B warrants will have an exercise price of $0.65 per share, will be exercisable beginning on the effective date of stockholder approval and will expire eighteen months from the date of stockholder approval.

The gross proceeds from the offering, before deducting placement agent fees and other offering expenses payable by the Company, are expected to be $5 million (excluding any proceeds that may be received upon the exercise of Series A warrants and Series B warrants). The offering is expected to close on or about January 29, 2025, subject to the satisfaction of customary closing conditions. The Company intends to promptly, and in no event later than ninety (90) days after the consummation of the offering, seek stockholder approval for the issuance of shares of common stock issuable upon exercise of the Series A warrants and Series B warrants, but cannot assure that such stockholder approval will be obtained. The Company has agreed with the investors in this offering that, if it does not obtain stockholder approval for the issuance of the shares of common stock upon exercise of the Series A warrants and Series B warrants at the first stockholder meeting for such purpose after the offering, the Company will call a stockholder meeting every ninety (90) days thereafter until the earlier of the date it obtains such approval or the Series A warrants and Series B warrants are no longer outstanding.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

A registration statement on Form S-1 (File No. 333-283986) relating to the offering was declared effective by the Securities and Exchange Commission (the “SEC”) on January 27, 2025. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting A.G.P./Alliance Global Partners at 590 Madison Avenue, 28th Floor, New York, NY 10022, by phone at (212) 624-2060 or e-mail at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Processa Pharmaceuticals, Inc.

Processa is a clinical-stage pharmaceutical company focused on developing the Next Generation Chemotherapy (NGC) drugs with improved safety and efficacy. Processa’s NGC drugs are modifications of existing FDA-approved oncology therapies resulting in an alteration of the metabolism and/or distribution of these drugs while maintaining the existing mechanisms of killing the cancer cells. By combining its novel oncology pipeline with proven cancer-killing active molecules and its Regulatory Science Approach, Processa’s strategy is to develop more effective therapy options with improved tolerability for cancer patients through an efficient regulatory path.

For more information, visit our website at www.processapharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements,” including with respect to the public offering. No assurance can be given that the public offering discussed above will be completed. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include, but are not limited to, those risks and uncertainties related to market and other conditions and satisfaction of customary closing conditions related to the public offering as well as those set forth in the Company’s latest Annual Report on Form 10-K, quarterly report on Form 10-Q, registration statement on Form S-1 filed with the SEC and the preliminary prospectus included therein, and other filings made by the Company from time to time with the SEC. Copies of the registration statement can be accessed by visiting the SEC website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

Patrick Lin

(925) 683-3218

plin@processapharma.com

Investor Relations Contact:

Yvonne Briggs

Alliance Advisors IR

(310) 691-7100

ybriggs@allianceadvisors.com